14 November 2007
The Directors Royal Wolf Australia Group Suite 202, Level 2 22-28 Edgeworth David Ave Hornsby NSW 2077

Dear Sirs,

Further to our recent discussions we are pleased to enclose our Variation Letter which documents the changes to your facilities.

Please note that this letter constitutes a variation to the terms and conditions that have been established in our Letter of Offer documentation.

The attached documents include:

•	Your copy of the Variation Letter which details changes to arrangements.

•	A copy of the Variation Letter - this copy is for you to sign and return to accept the offer.

•	A covering customer information sheet which details the steps you need to take to accept this variation. Please note that acceptance is required by 14 December 2007.

If you have any questions, please don’t hesitate to contact me on 9226 4548

Yours sincerely,

Zaheed Khan Relationship Manager	Trevor Auld Associate Director

CUSTOMER INFORMATION SHEET

This information sheet is attached to assist you in completing the steps necessary to accept our offer and satisfy those things required by the Bank before it will make the facilities available.

If you have any concerns about what is required please discuss these with your ANZ Manager.

NOTE: This Customer Information Sheet is not part of your agreement with the Bank. It is for convenience only. If there is any inconsistency between this Customer Information Sheet and any other documents which you have received from the Bank, those other documents prevail.

To accept our offer:

☐	SIGN the acceptance in the attached duplicate letter where indicated on pages 11-12.

☐	Ensure Corporate Surety Acknowledgment on pages 13-14 of the letter is signed.

☐	RETURN the signed letter and all other required documents, as listed below, to the Bank at our address shown in the letter by 14 December 2007.

Other documents attached which are required to be executed and returned with the accepted Letter of Offer or prior to facilities being drawn:

☐	Certificate of Value and Location of Assets

☑ Tick when completed.

14 November 2007
The Directors (Company) Royal Wolf Australia Group Suite 202, Level 2 22-28 Edgeworth David Ave Hornsby NSW 2077

Dear Sirs,
VARIATION LETTER
Royal Wolf Australia Group

Following our recent discussions, we are pleased to offer an additional facility and variations to some of the conditions on which the existing facilities are provided as follows:

Summary of facilities available:

A summary of facilities is as follows:

Facility	Facility Limit AUD
Interchangeable Facility (1) - Fixed Rate Commercial Bill Facility - Variable Rate Commercial Bill Acceptance and Discount Facility	40,000,000
Interchangeable Facility (2) - Fixed Rate Commercial Bill Facility - Variable Rate Commercial Bill Acceptance and Discount Facility	5,000,000
Interchangeable Facility (3) (additional) - Fixed Rate Commercial Bill Facility - Variable Rate Commercial Bill Acceptance and Discount Facility OR - Tailored Business Facility	12,300,000
Multi Option Facility - Lease Finance (Progressive Draw) Facility - Hire Purchase (Progressive Draw) Facility	500,000
ANZ Online Facility - Direct Payments	2,000,000
ANZ Online Facility - Global Payments	1,000,000
Indemnity/Guarantee Facility - Financial Guarantees	1,500,000
Invoice Finance Facility	13,000,000

Total Facility Limits:	75,300,000

Details of additional facility:

Details of the additional facility are set out in the Facilities Schedule to this Variation Letter.

Security:

The existing security held by us is to remain in full force and will extend to cover the existing facilities and the additional facility in this letter being provided to you by us.

Securities for the facilities are set out in the Security Schedule to this letter.

Financial requirements, other conditions and conditions precedent:

Details of additional financial covenant and conditions precedent are set out in the Financial Requirements and Other Conditions Schedule to this Variation Letter.

The existing financial reporting requirements and other conditions continue to remain in full force.

General and Specific Conditions:

Our General Conditions (Fourth Edition 2003) apply to the facilities as well as any applicable Specific Conditions to the facilities. Both the General Conditions and any applicable Specific Conditions are enclosed with this letter, unless they have been previously provided by us.

Annual review:

The facilities are subject to annual review. The next review date will be on 17 October 2008.

If the Annual review is not carried out on or before the next review date, we may carry out the Annual review at any time after the next review date.

Conditions continue:

Until you accept our offer (and have complied with all conditions precedent), the arrangements for the facilities that we are making available to you, including the conditions on which those facilities are being made available, continue.

No other variations:

Except as indicated above, it is not proposed to vary any of the other conditions of your facilities.

Fees

Loan Approval Fee:

A Loan Approval Fee of $90,000 will be debited to your account on receipt of your acceptance of this letter. This has been discounted from $125,000 due to our relationship with Royal Wolf Australia Group.

Stamp Duty - Certificate of Value and Location of Assets

To ensure government stamp duty is paid correctly on any document and transaction would you please provide us with a certificate signed by each entity providing security which sets out the location of assets on a State or Territory basis (the form of the certificate required is attached).

Stamp duty and other State and Federal Government charges may be levied/payable on the facilities provided by the Bank. State charges may apply in a single jurisdiction or multiple jurisdictions. You are liable for all such duties or charges and we may debit your account for those charges. If you do not have an account with us we will ask you to pay by cheque. We may, at our discretion, seek advice from external legal sources to advise on duties and charges payable. Any costs associated with obtaining this advice will be for your account.

Offer period:

Our offer is available for acceptance until the close of business on 14 December 2007 unless otherwise extended by ANZ in writing.

We may withdraw our offer at any time before you accept it if we become aware of anything which, in our opinion, adversely alters the basis on which we made our offer.

Acceptance:

To accept this offer, please sign the duplicate of this letter of offer where indicated and return it to me at this office.

Yours faithfully,

Zaheed Khan	Trevor Auld
Relationship Manager	Associate Director

FACILITIES SCHEDULE

FACILITIES SCHEDULE to Variation Letter dated 14 November 2007.

The facility detailed in this Schedule corresponds with those denoted as varied or additional in the Facility Summary shown on page 1 of this letter. The details of all other facilities remain unchanged.

Please note the following in relation to Uncommitted Facilities

Prior to the date of this Variation Letter, we have advised you of the availability of one or more of the following uncommitted facility types:

•	Interest Rate Swap Facility

•	Foreign Currency Dealing

Drawings under any of these facilities are subject to our discretion - that is they are available only if we agree to the terms and conditions of each individual contract or transaction. While you may continue to request us to enter into transactions of the uncommitted facility/facilities previously included in your letter of offer, we will no longer be making reference to these facilities in future letter of offer documentation and each request will remain subject to us agreeing the terms and conditions of each individual contract or transaction.

The facility specified below are only available to the customer named before the facility details.

CUSTOMER:	Royal Wolf Australia Group

Interchangeable Facility (3)

Total facility limit:	$12,300,000

Termination date:	18 September 2012

Purpose:	To assist with acquisition of assets of GE Seaco Australia Pty Ltd and other related entities.

Repayments:	Interest only until 18 September 2012.

Total facility limit for Interchangeable Facility and separate facility limits:	You may only make a drawing under a particular facility included in the Interchangeable Facility so long as the making of the drawing would not cause:

(i) the amount of the outstanding drawings under both the facilities included in the Interchangeable Facility to exceed the total facility limit for the Interchangeable Facility; and
(ii) the amount of the outstanding drawings under the particular facility under which the drawing is made to exceed the facility limit, if any, for that particular facility.

Detailed Facility Information	The terms associated with the specific facility types listed within the Interchangeable facility are documented separately.

Fixed Rate Commercial Bill Facility

Yield rate:	For each drawing of bills, a rate fixed for all rollovers up until the last day of the term.

Fees:
Line fee:
0.50% pa on the facility limit, payable quarterly in advance, commencing on the date on which the facility is first. This fee is not rebatable.

Handling fee:
A fee of $150 is payable when each bill is rolled.

Acceptance fee: For each bill, an amount equal to 0.85% pa on the face amount of the bill calculated on the tenor of the bill and payable on the drawdown date for the bill.

Specific Conditions:	Specific Conditions for the facility are enclosed.

Variable Rate Commercial Bill Acceptance and Discount Facility

Yield Rate:
For each drawing of bills, a rate quoted by us for the face value of the bills for the relevant tenor.

For tenors of 30, 60, 90, 120, 150 or 180 days, the actual rate used in the calculation will be the Bank Bill Swap Rate - Average Bid (rounded to the nearest two decimal places) plus a margin (if applicable).
For any other tenor, the actual rate used in the calculation will be the rate that we determine is the prevailing rate at which we can discount bills for the relevant term (rounded to the nearest two decimal places) plus a margin (if applicable).

In either case, the margin to be applied will depend on the size of the bill parcel and tenor.

The Bank Bill Swap Rate - Average Bid is quoted on the BBSY screen of Reuters on the day the quote is given and advertised in the Australian Financial Review the following business day.

An additional margin reflecting any movement in the actual rate since its quotation may be applied if your bills are not ready for acceptance by us by 12 noon on the day the bills are to be discounted or rolled.

Full details of how the rate has been calculated will be listed on the quotation given.

Fees:	Line fee: 0.50% pa on the facility limit, payable quarterly in advance, commencing on the date on which the facility is first This fee is not rebatable.
Handling fee: A fee of $150 is payable when each bill is rolled.
Acceptance fee: For each bill, an amount equal to 0.85% pa on the face amount of the bill calculated on the tenor of the bill and payable on the drawdown date for the bill.
Specific Conditions:	Specific Conditions for the facility are enclosed.

Or

ANZ Tailored Business Facility

WARNING:

a) If you terminate or prepay a Bills Contract under your Extendible Fixed Rate Commercial Bills Facility, the amount of costs or losses payable by you may be significant. When calculating any costs or losses suffered by ANZ as a result of a termination and prepayment, ANZ will value the Bills Contract on a mark to market basis which involves ANZ making a genuine attempt to estimate the economic loss or reduction of return and cost it might incur taking into account movement in rates in the Australian market. ANZ will make allowance for any benefit that it will get as a result of the termination and prepayment.

b) If you wish to terminate or make a prepayment, you should discuss it with ANZ first and it can calculate the costs or losses that you would have to pay if you terminated or made the prepayment. This will help you to decide whether you want to go ahead with the termination or prepayment.

Facility Limit	12,300,000

Sub Limit(s)	To be determined with ANZ Markets.

Total facility limit for ANZ Tailored Business Facility and Sub Limits:	You may only make a Drawing under a particular Facility Option included in the ANZ Tailored Business Facility so long as the Drawing would not cause:

(i)	the amount of the outstanding Drawings under both the Facility Options included in the ANZ Tailored Business Facility to exceed the total Facility Limit for the ANZ Tailored Business Facility; and

(ii)
the amount of the outstanding Drawings under the particular Facility Option under which the Drawing is made to exceed the Sub Limit if any for that particular Facility Option or combination of Facility Options.

Fees:	Line fee: A Line Fee of 0.50% p.a. on the Facility Limit is payable quarterly in advance commencing the date on which the facility is first drawn. This fee is not rebatable.

Handling fee:
A fee of $150 is payable when each bill is rolled.

Acceptance fee:
For each bill, an amount equal to 0.85% pa on the face amount of the bill calculated on the tenor of the bill and payable on the drawdown date for the bill.

Yield Rate:	Yield rate is as advised by ANZ Markets. The Specific Conditions define how the yield rate is determined.

Specific Conditions:	Specific Conditions for the ANZ Tailored Business Facility are enclosed.

SECURITY SCHEDULE

SECURITY SCHEDULE to Variation Letter dated 14 November 2007 .

Existing Securities

• Corporate Guarantee and Indemnity between:
- Royal Wolf Trading Australia Pty Ltd ACN 069 244 417
- RWA Holdings Pty Ltd ACN 106 913 964
- GFN Australasia Holdings Pty Ltd ACN 121 226 793
- GFN Australasia Finance Pty Ltd ACN 121 227 790
- Royal Wolf Hi-Tech Pty Ltd ACN 079 735 050

• First Registered Company Charges (Mortgage Debentures) over all the assets and undertaking of:
- Royal Wolf Trading Australia Pty Ltd ACN 069 244 417 ASIC Charge No. 1117185 dated 20 May 2005.
- RWA Holdings Pty Ltd ACN 106 913 964 ASIC Charge No. 1117184 dated 20 May 2005.
- Royal Wolf Hi-Tech Pty Ltd ACN 079 735 050 ASIC Charge No. 1438843 dated 12 April 2007.
- GFN Australasia Holdings Pty Ltd ACN 121 226 793
- GFN Australasia Finance Pty Ltd ACN 121 227 790
(These are fixed and floating charges over all present and future assets, undertaking (including goodwill) and unpaid/uncalled capital of the companies).

• Registered Fixed Charge over shares in Royal Wolf Trading Australia Pty Limited ACN 069 244 417 granted by RWA Holdings Pty Ltd ACN 106 913 964 ASIC Charge No.1117849 dated 31 December 2004.

• Deed of Subordination dated 14 September 2007 between General Finance Corporation (U.S), GFN U.S. Australasia Holdings, Inc., Bison Capital Australia, L.P., Royal Wolf Australia Group and Australia and New Zealand Banking Group Limited ABN 11 005 357 522 (the Bank).

FINANCIAL REQUIREMENTS AND OTHER CONDITIONS SCHEDULE

FINANCIAL REQUIREMENTS AND OTHER CONDITIONS SCHEDULE to Variation Letter dated 14 November 2007.

Financial covenants:

While we are making facilities available to you and while there remains any obligations by you to us, you undertake that:

•	Consolidated Interest Cover: The interest cover ratio must be equal to or greater than as listed below at all times, tested half yearly:

(existing)
FYE 2008 - 1.5 times
FYE 2009 - 2.0 times
FYE 2010 - 2.5 times
FYE 2011 - 3.0 times

•
Consolidated Senior Debt Interest Cover: - The senior debt interest cover ratio must be equal to or greater than the level listed below at all times, tested quarterly on a rolling basis, to commence from the period 30 June 2008:
(additional)

FYE 2008 - 2.5 times
FYE 2009 - 3.0 times
FYE 2010 - 3.5 times
FYE 2011 - 4.0 times

unless we have given you our prior written consent to a variation.

All other financial covenant requirements remain unchanged.

Compliance with financial covenants:

If any of the above financial covenants are breached, unless we have given you our prior written consent to a variation, you will be in breach of your obligations in terms of Default clauses in the General Conditions.

We will test the financial covenants for each entity that the financial covenants apply to at the end of each compliance period as set out above, based on the definitions and calculations set out below.

You agree that the interpretation and testing of the above financial covenants will be carried out in accordance with the provisions of the Corporation Act 2001 (Cth) and the accounting concepts, standards and disclosure requirements of the Australian accounting bodies consistently applied, unless otherwise agreed in writing.

Definitions:

“Consolidated” means, for the purposes of your financial statements, the following entities

•	Royal Wolf Trading Australia Pty Ltd ACN 069 244 417

•	RWA Holdings Pty Ltd ACN 106 913 964

•	GFN Australasia Holdings Pty Ltd ACN 121 226 793

•	GFN Australasia Finance Pty Ltd ACN 121 227 790

•	Royal Wolf Hi-Tech Pty Ltd ACN 079 735 050

“Total Interest Expense” means the aggregate of interest expense, interest expense - Intra Group loans, subordinated loans, Invoice Finance Administration Fee and Funding Charge and interest expense of Directors, Owners and Shareholder loans.

“EBITDA” means the consolidated net profit/(loss) before deduction of, interest, tax depreciation and amortisation (before significant items).

“Senior Debt Interest Expense” means the aggregate of ANZ Commercial Bills and Invoice Finance interest expense, Invoice Finance Administration Fee and Funding Charge.

“GFN Loan Interest Subordinated” means the aggregate of interest expense on loans from General Finance Corporation to the Group, which have principal and interest subordinated to the facilities being provided by the bank.

The above terms are to be interpreted according to the Corporations Act 2001 (Cth), Statement of Accounting Concepts, Australian Accounting Standards and other mandatory reporting requirements.

Calculation:
Consolidated Interest Cover:

EBITDA Total Interest Expense less GFN Loan Interest Subordinated

Consolidated Senior Debt Interest Cover :

EBITDA Total Senior Debt Interest Expense

Conditions Precedent:

Our obligation to make any facilities available is subject to us being satisfied that you have complied with Clause 4 of the General Conditions and with the following:

•	Signed Legal and Financial due diligence to the Bank’s satisfaction.

•
Full breakdown of the purchase price to be provided. If final purchase price is less than $20,000,000, our Facility will reduce accordingly while the equity contribution is to remain at the current level of approximately AUD8,121,000.

•	Evidence of General Finance Corporation (U.S.) and/or Bison Capital Australia L.P. equity contribution of approximately $8,121,000.

•	You agree to enter into arrangements to hedge your interest rate risks in relation to no less than 50% of the $12,300,00 Interchangeable Facility (3). These hedging arrangements must:

▪	be entered into on or before settlement date;

▪ continue for the remainder of the term of the $12,300,000 million Variable Rate/Fixed Rate Commercial Bill Acceptance Discount Facility; and

▪ be acceptable to us in all respects.

You agree to provide us with evidence of the hedging arrangement, which is acceptable to us, on or before settlement.

•	All the assets acquired are or will on completion of the acquisition be located in Australia.

•
None of the conditions precedent in the sale of business agreement have been waived or varied without the Bank's written consent, and that your solicitor provides a letter in terms satisfactory to the Bank that the conditions have been satisfied.

Conditions Subsequent:

Our obligation to make any facilities available is subject to us being satisfied that you have complied with Clause 4 of the General Conditions and with the following:

•
You undertake to us that you will send properly executed Notices of Assignment of Customer Leases, in the form provided by your solicitor to the Banks' solicitor, in respect of all Customer Contracts  (as that term is defined in the Business Sale Agreement between GE SeaCo Australia Pty Ltd and Royal Wolf Australia Trading Pty Ltd, and various other parties dated on or about the date of this letter) to each Customer within 7 days of completion of the Business Sale Agreement.

ACCEPTANCE

To:          Australia and New Zealand Banking Group Limited
Corporate Banking
Level 13, 20 Martin Place
Sydney NSW 2000

Acceptance of Variation Letter dated 14 November 2007.
We accept the additional facility and variations detailed in this letter and acknowledge receipt of the applicable Specific Conditions.

Dated..............................................

Signed for and on behalf of GFN Australasia Holdings Pty Ltd ACN 121 226 793 byits its attorney Robert Charles Barnes under power of attorney dated in the presence of:	GFN Australasia Holdings Pty Ltd ACN 121 226 793 by its attorney

Signature of witness

Name of witness (BLOCK LETTERS)

Address of witness

Signed for and on behalf of GFN Australasia Finance Pty Ltd ACN 121 227 790 byits its attorney Robert Charles Barnes under power of attorney dated in the presence of:	GFN Australasia Finance Pty Ltd ACN 121 227 790 by its attorney
Robert Charles Barnes
Signature of witness

Name of witness (BLOCK LETTERS)

Address of witness

Signed for and on behalf of Royal Wolf Trading Australia Pty Limited ACN 069 244 417 byits its attorney Robert Charles Barnes under power of attorney dated in the presence of:	Royal Wolf Trading Australia Pty Limited ACN 069 244 417 by its attorney
Robert Charles Barnes
Signature of witness

Name of witness (BLOCK LETTERS)

Address of witness

Signed for and on behalf of RWA Holdings Pty Limited ACN 106 913 964 byits its attorney Robert Charles Barnes under power of attorney dated in the presence of:	RWA Holdings Pty Limited ACN 106 913 964 by its attorney
Robert Charles Barnes
Signature of witness

Name of witness (BLOCK LETTERS)

Address of witness

Signed for and on behalf of Royal Wolf Hi-Tech Pty Ltd ACN 079 735 050 byits its attorney Robert Charles Barnes under power of attorney dated in the presence of:	Royal Wolf Hi-Tech Pty Ltd ACN 079 735 050 by its attorney
Robert Charles Barnes
Signature of witness

Name of witness (BLOCK LETTERS)

Address of witness

CORPORATE SURETY ACKNOWLEDGMENT

To:          Australia and New Zealand Banking Group Limited
Corporate Banking
Level 13, 20 Martin Place
Sydney NSW 2000

Corporate Surety Acknowledgment to Variation Letter dated 14 November 2007

Each of the following sureties acknowledges that the securities given, or to be given by us secure all present and future obligations of the customers to the Bank, including obligations in respect of the facilities.

By providing this surety Acknowledgment to the facilities, each surety acknowledges that the provisions contained at Clause 22 “Privacy” of the General Conditions apply to them.

Dated...................................................

Signed for and on behalf of GFN Australasia Holdings Pty Ltd ACN 121 226 793 byits its attorney Robert Charles Barnes under power of attorney dated in the presence of:	GFN Australasia Holdings Pty Ltd ACN 121 226 793 by its attorney

Signature of witness

Name of witness (BLOCK LETTERS)

Address of witness

Signed for and on behalf of GFN Australasia Finance Pty Ltd ACN 121 227 790 byits its attorney Robert Charles Barnes under power of attorney dated in the presence of:	GFN Australasia Finance Pty Ltd ACN 121 227 790 by its attorney
Robert Charles Barnes
Signature of witness

Name of witness (BLOCK LETTERS)

Address of witness

Signed for and on behalf of Royal Wolf Trading Australia Pty Limited ACN 069 244 417 byits its attorney Robert Charles Barnes under power of attorney dated in the presence of:	Royal Wolf Trading Australia Pty Limited ACN 069 244 417 by its attorney
Robert Charles Barnes
Signature of witness

Name of witness (BLOCK LETTERS)

Address of witness

Signed for and on behalf of RWA Holdings Pty Limited ACN 106 913 964 byits its attorney Robert Charles Barnes under power of attorney dated in the presence of:	RWA Holdings Pty Limited ACN 106 913 964 by its attorney
Robert Charles Barnes
Signature of witness

Name of witness (BLOCK LETTERS)

Address of witness

Signed for and on behalf of Royal Wolf Hi-Tech Pty Ltd ACN 079 735 050 byits its attorney Robert Charles Barnes under power of attorney dated in the presence of:	Royal Wolf Hi-Tech Pty Ltd ACN 079 735 050 by its attorney
Robert Charles Barnes
Signature of witness

Name of witness (BLOCK LETTERS)

Address of witness

CERTIFICATE OF VALUE AND LOCATION OF ASSETS

Group Name: Royal Wolf Group

	NSW	VIC	QLD	WA	SA	TAS	ACT	NT	Overseas	Total

Customer Representative to complete values (include all assets e.g. debtors, plant, land, inventory, goodwill and loans - excluding intercompany loans to other companies on this list who have given mortgage debentures)

Royal Wolf Trading Australia Pty Ltd ACN 38 069 244 417
RWA Holdings Pty Ltd ACN 55 106 913 964
GFN Australasia Holdings Pty Ltd ACN 121 226 793
GFN Australasia Finance Pty Ltd ACN 121 227 790
Royal Wolf Hi-Tech Pty Ltd ACN 22 079 735 050
Customer Representative to complete values (eg the value of the land or the value of the shares)
N/a
Totals

CONFIRMATION OF PREVIOUS ADVICE

I hereby certify that location and values of assets listed have not materially changed since our previous advice dated / /

Customer Representative Signature .......................................................

Customer Representative Name .......................................................

Position of Customer Representative .......................................................
(Director/Financial Controller etc)

Date.....................................